Exhibit 5.4

April 5, 2012

To:                              British Columbia Securities Commission

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:                             Pan American Silver Corp.

We refer to the opinion dated January 20, 2012 (the “Fairness Opinion”), which we prepared for the Board of Directors of Pan American Silver Corp. (“Pan American”) which is contained in Schedule D to the management information circular of Pan American dated February 20, 2012 (the “Circular”).  We hereby consent to the references to our firm name, the reference to our Fairness Opinion contained in the Circular and to the inclusion of the text of our Fairness Opinion as Schedule “D” to the Circular, which Circular is incorporated by reference into Pan American’s short form base shelf prospectus dated April 5, 2012 (including the documents incorporated by reference therein, the “Prospectus”) and in the registration statement on Form F-10 of Pan American, dated April 5, 2012 and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933 (as amended, including the documents incorporated by reference therein, the “Registration Statement”). We have read the Prospectus and the Registration Statement, and we have no reason to believe that there are any misrepresentations in the information contained in the Prospectus or the Registration Statement that are derived from our Fairness Opinion or within our knowledge as a result of the services we provided in connection with the Fairness Opinion.

This consent is being delivered solely in connection with the filing of the above-mentioned Prospectus and Registration Statement. Our Fairness Opinion remains subject to the assumptions, qualifications and limitations contained therein, reflects our view as of the date of the Fairness Opinion and is not to be used, circulated, quoted or otherwise referred to in whole or in part in any other registration statement, prospectus or any other document, except in accordance with our prior written consent.  This letter is solely for the information and use of the securities regulatory authorities to whom this letter is addressed.  In providing our consent, we do not intend that any person other than the Directors of Pan American shall be entitled to rely upon our Fairness Opinion.

Vancouver, Canada

CIBC WORLD MARKETS INC.

/s/ Matthew Quinlan
By: Matthew Quinlan